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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Education Realty Trust, Inc. on Form S-11 of our report dated September 21, 2004, relating to the balance sheet of Education Realty Trust, Inc. as of July 12, 2004, our report dated September 21, 2004, relating to the combined financial statements of Education Realty Trust Predecessor as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, our report dated September 21, 2004 relating to the combined statement of certain revenues and certain expenses of the JPI Portfolio for the year ended December 31, 2003, our report dated September 21, 2004, relating to the financial statements of National Development/Allen & O'Hara CUPA, LLC as of December 31, 2003 and for the period from April 1, 2003 (date operations commenced) to December 31, 2003 and our report dated September 21, 2004, relating to the financial statements of Hines/AOES, LLC as of December 31, 2001 and for the year then ended, appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Selected Financial Data", "Selected Financial Data" and "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP

Memphis, Tennessee
September 23, 2004